Exhibit 10.1

AMENDMENT NO. 1 TO

AMENDED AND RESTATED MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED MANAGEMENT AGREEMENT (this “Amendment”) is made as of March 31, 2008 between THORNBURG MORTGAGE, INC., a Maryland corporation (the “Company”), and THORNBURG MORTGAGE ADVISORY CORPORATION, a Delaware Corporation (the “Manager”).

WHEREAS, the Company and the Manager entered into that certain Amended and Restated Management Agreement, dated as of July 1, 2004 (the “Management Agreement”) (capitalized terms used in this Amendment but not defined herein shall have the meaning assigned to them in the Override Agreement as defined below);

WHEREAS, the Company, the Manager and Thornburg Mortgage Hedging Strategies, Inc. entered into that certain Override Agreement, dated as of March 17, 2008 with Greenwich Capital Markets, Inc., Royal Bank of Scotland PLC, Greenwich Capital Derivatives Inc., Bear Stearns Investment Products Inc., Citigroup Global Markets Limited, Credit Suisse Securities (USA) LLC, UBS Securities LLC and Credit Suisse International, as amended on March 27, 2008 (the “Override Agreement”);

WHEREAS, the Company and the Manager entered into that certain Term Sheet for Proposed Financing, dated March 24, 2008 with MatlinPatterson Global Opportunities Partners III L.P. and MatlinPatterson Global Opportunities Partners (Cayman) III L.P. (the “Term Sheet” and together with definitive documents executed in connection with the Term Sheet, the “MP Definitive Documents”).

WHEREAS, the Company and the Manager desire to amend the Management Agreement as provided below.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties to this Amendment hereby agree as follows:

1. Definition of Acquisition Event. The definition of “Acquisition Event” in Section 16(b)(3) of the Management Agreement is amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, no Acquisition Event shall be deemed to have occurred solely as a result of the events in subclauses A or B above having occurred in connection with the execution of the MP Definitive Documents or the consummation of the transactions contemplated therein. “

2. Reservation of Shares. Section 16(b)(4) of the Agreement is hereby deleted.

3. Payment of Incentive Management Fee. Notwithstanding anything in this Agreement to the contrary, the Company and the Manager each acknowledge and agree that they will abide by Section 2(i) of the Override Agreement, as repeated herein:

“(i) Incentive Management Fee. Any incentive management fee (but not base fee) payable by TMA to its external manager, Thornburg Mortgage Advisory Corporation (the “Manager”) during the Override Period shall be accrued, but not paid to the Manager. An amount equal to such accrued, but not paid, incentive management fee (the “Accrued Incentive Fee”) shall instead be paid to the Counterparties pro rata for application to the Payment Obligations on the date that such incentive management fee otherwise would have been paid to the Manager and shall be applied to reduce the Payment Obligations. The Manager agrees (i) to subordinate its right to payment of any Accrued Incentive Fee to any deficiency suffered by the Counterparties under the Financing Agreements, and (ii) to enter into any agreement reasonably requested by the Counterparties to confirm such subordination. Additionally, no cash payments by TMA shall be made on account of any long-term incentive awards during the Override Period.”

4. Effect of Amendment. Except as and to the extent expressly modified by this Amendment, the Management Agreement and any exhibits thereto, shall remain in full force and effect in all respects. In the event of a conflict or inconsistency between this Amendment and the Management Agreement and any exhibits thereto, the provisions of this Amendment shall govern.

5. Counterparts. This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

“Company”

THORNBURG MORTGAGE, INC., a Maryland corporation

By:	/s/ Larry A. Goldstone
Name:	Larry A. Goldstone
Title:	President and Chief Executive Officer

“Manager”

THORNBURG MORTGAGE ADVISORY CORPORATION, a Delaware corporation

By:	/s/ Larry A. Goldstone
Name:	Larry A. Goldstone
Title:	Managing Director

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